UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(I.R.S. Employer Identification No.)

3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4 (Address of principal executive offices)(Zip Code)

(403) 776-1950

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Company.

As previously reported, Eric S. Rosenfeld and David D. Sgro, who are directors and founding stockholders of SAExploration Holdings, Inc., a Delaware corporation (the “Company”), hold unsecured promissory notes issued by the Company in the aggregate principal amounts of $300,000 and $200,000, respectively (the “Notes”). The principal balance of the Notes may be converted, at the holder’s option, to warrants at a price of $0.50 per warrant, or up to an aggregate of 1,000,000 warrants (the “Convertible Debt Warrants”), upon the effectiveness of stockholder approval of the conversion. On October 9, 2013, the Company amended and restated the Notes solely to extend the maturity date from October 22, 2013 to December 31, 2013. Conversion of the Notes remains subject to the effectiveness of stockholder approval. On October 9, 2013, the Company obtained written consent to the conversion of the Notes (as amended and restated on such date, the “Amended Notes”) from the holders of a majority of its outstanding shares of its common stock, which consent will become effective on November 1, 2013, which is 20 days after the Company mailed an information statement to its stockholders regarding such action.

A copy of the form of the Amended Notes is attached hereto as Exhibit 4.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 9, 2013, the Company obtained the written consent of the holders of 6,772,064 shares of its common stock (directly and through voting proxies), representing a majority of the shares entitled to vote, approving the conversion of the Amended Notes, which consent will become effective on November 1, 2013, which is 20 days after the Company mailed an information statement to its stockholders regarding such action. The disclosure in Item 2.03 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1.	Form of Third Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013	SAExploration Holdings, Inc.
	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

4.1.	Form of Third Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro.

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